Exhibit 99.8

CONSENT

The undersigned hereby consents to being named in the Registration Statement on Form S-4 (File No. 333-143966) and in the proxy statement-prospectus forming a part thereof, and any amendments thereto (including post-effective amendments) and in any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of Visa Inc., a Delaware corporation (the “Company”), as a person to become a director of the Company.

Dated: August 10, 2007	/s/ Thomas Campbell
Name: Thomas Campbell